Exhibit 4

FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the fourth day of March, 2011, by and among BASSETT FURNITURE INDUSTRIES, INCORPORATED, a Virginia corporation (the “Borrower”), BRANCH BANKING AND TRUST COMPANY (“BB&T”), as agent (in such capacity, the “Agent”) and Licensee Lender (as defined in the Credit Agreement identified below), the banks listed on the signature pages hereof (collectively referred to herein as the “Banks”) and BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC (formerly Bassett Furniture Industries of North Carolina, Inc.), THE E.B. MALONE CORPORATION, BASSETT DIRECT STORES, LLC (formerly Bassett Direct Stores, Inc.), BASSETT DIRECT NC, LLC, and BASSETT DIRECT SC, LLC (collectively referred to herein as the “Guarantors”).

R E C I T A L S:

The Borrower, the Agent, the Guarantors and the Banks (including the Licensee Lender) have entered into that certain Third Amended and Restated Credit Agreement dated October 31, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated August 7, 2008, as amended by that certain Second Amendment and Waiver to Third Amended and Restated Credit Agreement and Omnibus Amendment to Guaranty and Note Purchase Agreements dated October 6, 2009, and as amended by that certain Third Amendment to Third Amended and Restated Credit Agreement dated November 30, 2010 (collectively, as so amended, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that the Agent and the Banks amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein.  Subject to the terms and conditions in this Amendment, the Banks and the Agent have agreed to such amendments.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks (including the Licensee Lender), intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions to read as follows:

“Termination Date” means June 3, 2011.

SECTION 3. Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions, unless the Banks waive such conditions:

(a)           receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)           the Agent shall have received all documents that the Agent may reasonably request in connection with the transactions contemplated hereby;

(c)           the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof;

(d)           the Agent shall have received (i) an upfront facility fee for the extension period in an amount equal to one-eighth of one percent (0.125%) of the aggregate Commitment and (ii) all other accrued and unpaid fees and other amounts owing by the Borrower and the Guarantors under the Loan Documents, including all costs and expenses of the preparation, execution and delivery and closing of this Amendment (including any associated costs of counsel for the Agent); and

(e)           all documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation of any Loan Document.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  All references to the Credit Agreement contained in the Notes, the Security Agreement, the Securities Account Control Agreements (as each are defined in the Credit Agreement), and the other Loan Documents shall mean and include the Credit Agreement as modified by this Amendment.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and the Guarantors hereby expressly agree that the Credit Agreement, as amended, the Security Agreement, the Securities Account Control Agreements, and the other Loan Documents are in full force and effect.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

SECTION 5.  Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a)           No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived hereby or otherwise by the Banks on the date hereof.

(b)           The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by them.

(c)           This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes a legal, valid and binding obligation of the Borrower and Guarantors enforceable against them in accordance with their terms, provided that such enforceability is subject to general principles of equity.

(d)           The execution and delivery of this Amendment and the performance hereunder  by the Borrower and Guarantors do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower or any Guarantor are or may become bound.

(e)           The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Banks, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens except as expressly permitted under the Credit Agreement.

SECTION 6.  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8.  Consent by Guarantors.  The Guarantors consent to the foregoing amendments.  The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.  In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Loans made under the Agent’s Commitment.  The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 9.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.  Waiver of Claims or Defenses.  The Borrower and the Guarantors represent that none of them has any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Agent or the Banks relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 12.  Release of Claims.  For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower and the Guarantors do remise, release and forever discharge the Agent and the Banks, and their respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower or any Guarantor ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of the Loans up to and including the date of this Amendment.  The general release hereby entered into and executed by Borrower and the Guarantors is intended by Borrower and the Guarantors to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

SECTION 13.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

By:		/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

By:		/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC

By:		Bassett Furniture Industries, Incorporated,
its sole Member and Manager

	By:	/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

	By:	/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

THE E.B. MALONE CORPORATION

By:		/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

By:		/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BASSETT DIRECT STORES, LLC

By:	Bassett Furniture Industries, Incorporated,
its sole Member and Manager

	By:	/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

	By:	/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT DIRECT NC, LLC

By:	Bassett Direct Stores, LLC,
its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

	By:	/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

	By:	/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT DIRECT SC, LLC

By:	Bassett Direct Stores, LLC,
its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

	By:	/s/ J. Michael Daniel	(SEAL)
J. Michael Daniel
Vice President, Chief Accounting Officer

	By:	/s/ Jay R. Hervey	(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, Licensee Lender and as a Bank

By:	/s/ J.H. Sorrells, III	(SEAL)
Name:	J.H. Sorrells, III
Title:	Senior Vice President